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                                                                EXHIBIT 10.62


                   RELAXIN SCALE-UP AND BULK SUPPLY AGREEMENT


THIS AGREEMENT, effective December 1, 1998, is between Bender + Co Ges.m.b.H. ("BENDER"), a subsidiary of Boehringer Ingelheim, having an address at Dr. Boehringer-Gasse 5-11, A-1121 Vienna, Austria, and Connetics Corporation ("CONNETICS"), a corporation organized under the laws of Delaware, having an address at 3400 West Bayshore Road, Palo Alto, California 94303 U.S.A.

WHEREAS, pursuant to the terms of a Confidential Disclosure Agreement dated January 31, 1997 between BENDER and CONNETICS (under its former name, Connective Therapeutics, Inc.) the parties have evaluated the feasibility of, and BENDER has submitted a price quotation for, providing relaxin manufacturing process scale-up and toll manufacturing services for CONNETICS; and

WHEREAS, BENDER and CONNETICS wishes [sic] to proceed with such services and define the parties' respective rights and obligations with respect thereto, the subject of this contract including, e.g., process transfer and implementation, optimisation of fermentation process, scale-up of fermentation and purification process and market supply;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

1.1 "AFFILIATE" shall mean in respect of either party any corporation or business entity controlled by, controlling, or under common control with BENDER or CONNETICS, respectively. For this purpose "control" shall mean the direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock of, or at least fifty percent (50%) interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.2      "ATS" shall mean the Austrian Shilling.

1.3 "BENDER IMPROVEMENTS" shall mean all intellectual property, including knowhow, technology, trade secrets and any inventions, modifications and improvements to the CONNETICS KNOWHOW, patents or applications for patents that BENDER develops or conceives individually or in conjunction with others pursuant to this Agreement. BENDER IMPROVEMENTS shall under no circumstances mean any intellectual property including knowhow, technology, trade secrets and any inventions which are not PRODUCT-related and which derive solely from Benders experience and knowhow.

1.4 "BENDER'S REPRESENTATIVE" means the person designated by BENDER who shall be primarily responsible for communications between BENDER and CONNETICS. As of the EFFECTIVE DATE, Monika Henninger, Ph.D. is designated as BENDER'S REPRESENTATIVE.




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1.5      "BEST EFFORTS" mean [sic] the good faith deployment by BENDER or
         CONNETICS, in light of prevailing circumstances and taking into account third party obligations and commitments, of sufficient of its resources, capital equipment, material and labor as might reasonably be expected to timely achieve, or if there is no time limit then achieve in the shortest practical time, the goals, deliverables and benefits which are anticipated to accrue to BENDER and CONNETICS hereunder.

1.6      "BLA" shall mean a Biological License Application.

1.7 "cGMP" shall mean Current Good Manufacturing Practices as promulgated by the FDA (e.g., 21 CFR 210 and 211).

1.8 "CMC" shall mean the Chemistry, Manufacturing and Controls section of an IND or BLA.

1.9 "COGS" shall mean BENDER's actual cost of the production of PRODUCT, as determined in accordance with the applicable generally accepted accounting principles, which shall be comprised of the sum of direct labor and material and product testing costs incurred in connection with the manufacture or quality control testing of such PRODUCT, as well as directly allocable overhead.

1.10 "COMMENCEMENT OF COMMERCIAL MARKETING" shall mean the date of the first arms' length sale of RELAXIN by CONNETICS or an AFFILIATE, sublicensee or marketing partner, to a third party forming part of a continuous program or campaign designed to market RELAXIN (after all the required regulatory approvals have been granted therefor).

1.11 "COMMERCIAL PRODUCT" shall mean the PRODUCT provided by BENDER to CONNETICS, its Affiliates, sub-licensees and assigns hereunder in connection with and following the COMMENCEMENT OF COMMERCIAL MARKETING.

1.12 "CONNETICS' KNOWHOW" shall mean CONNETICS' existing process for the fermentation, purification and otherwise the manufacture of PRODUCT, and other knowhow, technology and trade secrets that CONNETICS may disclose to BENDER related to or useful in the manufacture of PRODUCT.

1.13 "CONNETICS' PATENTS" shall mean all patent applications and valid, issued and unexpired patents which are now or hereafter owned, licensed or otherwise controlled by CONNETICS, including any substitutions, extensions, reissues, renewals, divisions, continuations, or continuations-in-part, and all foreign counterparts of the foregoing, which cover and/or would be infringed by the unlicensed development, manufacture, use or sale of PRODUCT as contemplated by this Agreement, including but not limited to EP 112149, EP 303033, EP 251615, EP 407401, EP 470976, and/or PCT/US94/06997.

1.14 "CONNETICS' REPRESENTATIVE" means the person designated by CONNETICS who shall be primarily responsible for communications between CONNETICS and BENDER. As of the EFFECTIVE DATE, Ernst Rinderknecht, Ph.D.
         is designated as CONNETICS' REPRESENTATIVE.

1.15     "EMEA" shall mean the European Medicines Evaluation Agency.



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1.16     "EXPERT TEAM" means a team of up to eight (8) people made up of up to four (4) people nominated by each of CONNETICS and BENDER and notified to the other, which nominees may be changed from time to time by the nominating party on notice to the other party. The EXPERT TEAM shall be responsible for agreeing the design [sic] of protocols, monitoring the SERVICES and deciding operational and scientific issues arising out of the SERVICES.

1.17     "FDA" shall mean the United States Food and Drug Administration.

1.18     "FROZEN RELAXIN BULK" shall mean RELAXIN BULK in frozen form.

1.19     "IND" shall mean an Investigational New Drug Application.

1.20 "INFORMATION" shall mean any information of value, not generally known to the public, provided by CONNETICS to BENDER or conceived or developed for CONNETICS by BENDER individually or in conjunction with others under the terms of this Agreement, including (but not limited to):

         o information relating to pharmaceuticals; processes for developing pharmaceuticals; the development status of pharmaceuticals; synthetic and manufacturing processes including associated documentation such as batch records; compounds; compositions of matter; formulations; medicaments and modes of their administration; microorganisms; cells or parts thereof, cell lines and the progeny thereof, including modified or recombined DNA molecules, and vectors and hosts containing the same; natural and synthetic antibodies; technical information, such as clinical, biological, pharmaceutical and characterizing data; computer programs; apparatus; devices; drawings; designs; plans; and know-how; and

         o business information, such as reports; records; customer lists; supplier lists; marketing and sales plans; forecasts; financial information; costs; and pricing information

         For purposes of this Agreement, INFORMATION shall not include any information unrelated to the PRODUCT but related to the BENDER's technology and knowhow as a biopharmaceutical manufacturer. All INFORMATION shall be subject to the confidentiality provisions of
         SECTION 12.1 below.

1.21     "MCB" shall mean Master Cell Bank.

1.22 "MATERIALS" shall mean all cells, RELAXIN BULK, inclusion bodies, MINI-C-PRORELAXIN and the like, provided by CONNETICS to BENDER or conceived or developed for CONNETICS by BENDER individually or in conjunction with others under the terms of this Agreement. All MATERIALS shall be treated as information subject to the confidentiality provisions of SECTION 12.1 and the use/transfer provisions of SECTION 12.2 below.

1.23     "MHW" shall mean the Japanese Ministry of Health and Welfare.



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1.24     "MINI-C-PRORELAXIN" shall mean the single chain peptide precursor to
         RELAXIN, having the amino acid sequence as set forth in Attachment 2 to the RFP.

1.25 "PRODUCT" shall mean RELAXIN BULK and/or FROZEN RELAXIN BULK provided by BENDER to CONNETICS, its AFFILIATES, sub-licensees and assigns hereunder.

1.26 "PROPOSAL" shall mean BENDER's Final Proposal responsive to the RFP, dated February 16, 1998 (copy attached as EXHIBIT B, and incorporated herein by this reference).

1.27 "REGULATORY AGENCY" shall mean the FDA, the EMEA, the MHW, or equivalent body having jurisdiction over the approval for marketing of pharmaceutical active agents in any country of the world.

1.28 "RELAXIN" shall mean recombinant human relaxin-H2 (CONNETICS' trade name is ConXn(R)), a peptide having the amino acid sequence as set forth in Attachment 1 to the RFP.

1.29 "RELAXIN BULK" shall mean Relaxin bulk drug substance produced according to GMP and released according to the Specifications.

1.30 "REPORT(S)" means the written report(s) prepared by Bender for Connetics pursuant to this Agreement.

1.31 "RFP" shall mean CONNETICS' Request for Proposal dated February 6, 1997 (a copy of which is attached as EXHIBIT A, and incorporated herein by this reference).

1.32 "SERVICES" means the services that comprise Groups 1, 2 and 3 activities to be carried out by BENDER as described in the PROPOSAL as may be amended from time to time pursuant to this Agreement.

1.33 "SPECIFICATIONS" shall mean CONNETICS' specifications for RELAXIN BULK and RELAXIN FROZEN BULK [sic] as set forth in Attachment 5 to the RFP. The SPECIFICATIONS may be revised, and additional SPECIFICATIONS (e.g., for Master Cell Bank and Working Cell Bank) created, only by mutual agreement of the parties, set forth in writing signed by BENDER and CONNETICS as an amendment to this Agreement. Any revision to the SPECIFICATIONS shall take into account the then-current requirements of regulatory authorities with regard to the manufacture of recombinant proteins.

1.34 "STEERING COMMITTEE" means a team of up to eight (8) people, potentially including designated members of the EXPERT TEAM, made up of up to four (4) people nominated by each of CONNETICS and BENDER and notified to the other party. The nominees may be changed from time to time by the nominating party on notice to the other party. The STEERING COMMITTEE shall be responsible for reviewing issues on which the EXPERT TEAM have been unable to reach agreement and where possible make decisions arising out of such issues as well as carry out the specific functions provided for it by this Agreement.

1.35     "WCB" shall mean Working Cell Bank.



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2.       TECHNOLOGY TRANSFER AND COLLABORATION GUIDELINES

2.1 GENERAL DESCRIPTION. CONNETICS shall transfer to BENDER certain INFORMATION and MATERIALS as necessary for BENDER to perform the scale-up and manufacturing tasks as provided in this Agreement.

2.2 CONNETICS' KNOWHOW. CONNETICS shall provide necessary INFORMATION and MATERIALS, including but not limited to:

         2.2.1 To Commence Time-schedule
               [*]
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         2.2.2 Additional

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2.3      BASIC PRODUCTION ASSUMPTIONS. All obligations and deliverables of
         BENDER stated in this Agreement, particularly with respect to the timeline, scale, PRODUCT yield, and process scalability are based on the following production assumptions provided in the RFP by CONNETICS:

         Fermentation

               [*]

         Downstreaming

               [*]
               [*]
               [*]

2.4      TIMETABLE.

         2.4.1 CONNETICS shall timely deliver the INFORMATION and MATERIALS described in SECTION 2.2 to BENDER.

         2.4.2 The time schedule for completion of BENDER's obligations under this Agreement, as set forth in the Attachments 7 and 8 of the PROPOSAL, shall commence upon BENDER's receipt of the Information and MATERIALS provided under SECTION 2.2.1 and the first meeting of the EXPERT TEAM (to the extent that agreement on tasks, protocols and documentation is needed prior to commencement). Time is of the essence in this Agreement.

         2.4.3 BENDER shall, within 4 weeks of receipt of the MASTER CELL BANK documentation and sample, evaluate and advise CONNETICS as to the sufficiency thereof for proceeding with the Group 1 activities and, if acceptable, proceed promptly as provided under SECTION 3, below. To the extent necessary, BENDER shall perform comprehensive testing as described in the quotation dated April 16, 1998 (a copy of which is attached as EXHIBIT C and incorporated herein by this reference) and according to all applicable regulatory guidelines, draft guidelines, and regulations. If unacceptable, BENDER shall advise CONNETICS as to the reasons therefor, whereupon:

                  (a) if CONNETICS agrees with BENDER's evaluation, CONNETICS shall [*] and BENDER shall proceed to generate a new MASTER CELL BANK and the required corresponding documentation, or

                  (b) if CONNETICS disagrees with BENDER's evaluation, BENDER and CONNETICS shall endeavor in good faith to resolve any differences as to the sufficiency of the MASTER CELL BANK.

2.5 TECHNICAL SUPPORT. CONNETICS shall, throughout the term of this Agreement, timely respond to BENDER's questions and requests for assistance in receiving the INFORMATION and MATERIALS, implementing the PROPOSAL and carrying out its duties


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         hereunder. CONNETICS shall provide such reasonable technical support at its own expense, including access to CONNETICS' expert personnel.

2.6 MEETINGS. Throughout the term of this Agreement, the parties shall designate representatives to the EXPERT TEAM and the STEERING COMMITTEE, having technical and business expertise relating to the PRODUCT, to meet no less than two (2) times per year to discuss issues and define tasks, protocols and documentation relating to the Group 1, 2 and 3 activities and commercial supply.

2.7 PERFORMANCE. Throughout the term of this Agreement, the parties shall employ their BEST EFFORTS to timely and efficiently achieve the goals and provide the deliverables as set forth herein. BENDER's activities and deliverables hereunder, and CONNETICS review and acceptance/rejection thereof shall be consistent with the SPECIFICATIONS and with the protocols and documentation as defined by the EXPERT Team.

2.8 DELIVERY OF PRODUCTS AND SAMPLES. PRODUCTS and samples to be delivered by BENDER pursuant to this Agreement shall be delivered to such recipient as CONNETICS may specify, and shall be sent through a recognized courier having access to Customs warehouses to allow for addition of refrigerant (e.g., dry ice, cardice) if needed. Containers for samples and shipment shall be specified by the EXPERT TEAM, if necessary. Dispatch costs, including insurance, will be borne by CONNETICS. All shipments shall be F.O.B. BENDER's Vienna facility.

2.9 DELIVERY OF DOCUMENTS. Documents to be delivered pursuant to this Agreement shall be addressed to CONNETICS' REPRESENTATIVE or BENDER'S REPRESENTATIVE, as the case may be, and may initially be sent by facsimile, confirmed with hard copies by courier. In all cases in this Agreement, the list of documents to be provided is intended to be by way of example or minimum requirements, and is not an exhaustive list of all documentation that may be required to be provided.

2.10 QUALITY MANAGEMENT SYSTEM. BENDER has established a quality management system in accordance with requirements and guidelines of the requisite authorities. Nevertheless, BENDER acknowledges that the PRODUCT is recorded to be manufactured in accordance with cGMP under FDA regulations. In the event that CONNETICS has any reasonable objections to documentation in connection with services performed pursuant to this Agreement, BENDER shall implement those changes needed to meet cGMP. WITH RESPECT TO CHANGES NOT NEEDED TO meet cGMP, BENDER may evaluate the objections and may in BENDER's sole discretion implement such suggestions, but BENDER will implement such discretionary changes only if they are not parallel to BENDER's existing GMP procedures and not contrary to BENDER's overall Quality Management System.

3.       PROCESS SCALE-UP (GROUP 1)

3.1 GENERAL DESCRIPTION. As set forth in the RFP and the PROPOSAL, BENDER shall commence the Group 1 activities by completing its receipt of the technology transfer, and ordering equipment and supplies. BENDER will [*] in consultation with CONNETICS, into the design of scaled-up processes. Bender will [*] and deliver the


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         corresponding documentation and product samples to CONNETICS. Upon conclusion of the Group 1 activities BENDER and CONNETICS shall review the SPECIFICATIONS and agree upon such revisions as may be deemed necessary, amending the SPECIFICATIONS for the commencement of Group 2 activities.

3.2 BENDER'S DELIVERABLES. BENDER shall complete the Group 1 activities as set forth in the RFP and the PROPOSAL, including but not limited to timely delivery of the following:

         [*]

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         [*]

         All PRODUCT amounts and runs described in this SECTION 3.2 are based on the Basic Production Assumptions set forth in SECTION 2.3.

         Delivery of samples shall be made consistent with SECTION 2.8, unless otherwise specified, and addressed to CONNETICS' REPRESENTATIVE.

         Delivery of documents shall be made consistent with SECTION 2.9, and addressed to CONNETICS' REPRESENTATIVE.

3.3 CONNETICS' PARTICIPATION. In addition to the technology transfer and technical support, as set forth in the RFP, CONNETICS shall:

         [*]

         [*]
         [*]
         [*]
         [*]
         [*]

3.4 REGULATORY DOCUMENTS. If the RELAXIN BULK manufactured under the Group 1 activities meets the SPECIFICATIONS, BENDER shall provide the necessary resources to prepare and either deliver to CONNETICS (or file directly, as appropriate and to the extent requested by CONNETICS given the understanding that additional charges may apply), the following materials written in the English language concerning the manufacture of PRODUCT for use by CONNETICS in seeking regulatory approval for use of this material in clinical trials:

         o All site-relevant and CMC-relevant documents necessary to the filing of an IND amendment by CONNETICS to support the testing of PRODUCT produced by BENDER in human clinical trials shall be filed or delivered to CONNETICS within [*] days of CONNETICS acceptance and release of each cGMP RELAXIN BULK lot (the specific identification of such documents to be mutually agreed upon at such time).


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         CONNETICS shall be solely responsible for processing all data and reports as needed to file regulatory documents, such as the IND, BLA and, eventually, for registration of the PRODUCT.

4.       PROCESS SCALE-UP (GROUP 2)

4.1 GENERAL DESCRIPTION. As set forth in the RFP and the PROPOSAL, and in consideration of the Basic Production Assumptions set forth in SECTION 2.3, BENDER shall produce three cGMP conformance lots of PRODUCT of at least [*] each.

4.2 BENDER'S DELIVERABLES. BENDER shall complete the Group 2 activities as set forth in the RFP and the PROPOSAL, including but not limited to timely delivery of the following:

         [*]

         [*]
         [*]
         [*]
         [*]
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         Delivery of samples shall be made consistent with SECTION 2.8, unless otherwise specified, and addressed to CONNETICS' REPRESENTATIVE.

         Delivery of documents shall be made consistent with SECTION 2.9, and addressed to CONNETICS' REPRESENTATIVE.

         All PRODUCT amounts and runs described in this SECTION 4.2 are based on the Basic Production Assumptions set forth in SECTION 2.3, and BENDER shall use its BEST EFFORTS to produce the lots described in this
         SECTION 4.2. Subject to SECTION 6.2, conformance with SPECIFICATIONS shall be at CONNETICS' risk.

4.3 CONNETICS' PARTICIPATION. In addition to the technology transfer and technical support, as set forth in the RFP, CONNETICS shall:

         [*]

         [*]

4.4 REGULATORY DOCUMENTS. If the RELAXIN BULK manufactured under the Group 2 activities meets the SPECIFICATIONS, BENDER shall provide the necessary resources to prepare and either deliver to CONNETICS (or file directly, as appropriate and to the extent requested by CONNETICS given the understanding that additional charges may apply), the following materials written in the English language concerning the


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         manufacture of PRODUCT for use by CONNETICS in seeking regulatory approval for use of this material in clinical trials:

         [*]

5.       PROCESS SCALE-UP (GROUP 3)

5.1 GENERAL DESCRIPTION. As set forth in the RFP and the PROPOSAL, BENDER shall complete the following:

         [*]
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5.2      BENDER'S DELIVERABLES. BENDER shall complete the Group 3 activities as set forth in the RFP and the PROPOSAL, including but not limited to timely delivery of the following:

         [*]
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         [*]

         Delivery of samples shall be made consistent with SECTION 2.8, unless otherwise specified, and addressed to CONNETICS' REPRESENTATIVE.

         Delivery of documents shall be made consistent with SECTION 2.9, and addressed to CONNETICS' REPRESENTATIVE.

5.2 CONNETICS' PARTICIPATION. In addition to the technology transfer and technical support, as set forth in the RFP, CONNETICS shall:

         [*]
         [*]
         [*]
         [*]
         [*]
         [*]
         [*]

5.4 REGULATORY DOCUMENTS. BENDER shall use its BEST EFFORTS and provide the necessary resources to prepare and either deliver to CONNETICS (or file directly, as appropriate and to the extent requested by CONNETICS given the understanding that additional charges may apply), the following materials written in the English language concerning the manufacture of PRODUCT for use by CONNETICS in seeking regulatory approval for
         RELAXIN:

         [*]

         BENDER shall perform its obligations under this Agreement according to all applicable regulatory guidelines, draft guidelines, and regulations. The parties shall consult with each other fully concerning the scope and content of all regulatory filings to be made related to BENDER's manufacture of PRODUCT. If the parties determine that BENDER should make any filing directly, then a full copy of each such filing and any subsequent amendments shall be provided to CONNETICS simultaneously with its filing by BENDER. BENDER will provide letter(s) granting CONNETICS and its designees the right of cross-reference to any BENDER filings as necessary.

5.5 If additional analytical testing and/or additional production runs are required by the FDA, EMEA or other REGULATORY AGENCY during/after registration, BENDER will perform such testing and/or runs as required. The cost of such additional testing/runs will be borne by CONNETICS unless the requirement results from an error or omission caused by BENDER's negligence.

6.       TESTING, ACCEPTANCE / REJECTION OF GROUP 1 AND 2 MATERIALS



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6.1      Promptly upon receipt of RELAXIN BULK samples from BENDER, CONNETICS shall submit the samples to at least two (2) test methods (selected from the SPECIFICATIONS) for confirmation of consistency with SPECIFICATIONS. At its option, CONNETICS may perform the confirmatory testing itself or through an independent testing laboratory.

         6.1.1 BENDER shall be promptly notified of CONNETICS' acceptance or rejection of all samples delivered in the Group 1 and 2 activities. Any rejection shall be accompanied by the detailed reasons therefor.

         6.1.2 BENDER and CONNETICS, initially through the EXPERT TEAM and if necessary through the STEERING COMMITTEE, shall discuss any rejection and endeavor to agree upon a satisfactory and timely resolution of the matter. If unable to agree upon a resolution, CONNETICS may decide whether to perform tests on additional lots at its own cost as provided in SECTION 6.2 below.

6.2 As necessary, replacement lots shall be provided as soon as possible using BENDER's BEST EFFORTS to expedite completion and adherence to the time schedule, for delivery of the following:

         [*]
         [*]
         [*]

         Except as provided below, CONNETICS bears the risk that the medium and large scale lots produced in the Group 1 and 2 activities will not meet SPECIFICATIONS. CONNETICS shall be responsible for payment of BENDER's COGS for production of any replacement lots; the price of such additional lots shall be based on the cost of previous implementation runs, and shall not exceed:

         [*]
         [*]
         [*]

         If it is determined that the PRODUCT did not meet the SPECIFICATIONS through BENDER's negligent act or omission, all costs of replacement will be borne by BENDER.

7.       PAYMENTS FOR GROUPS 1, 2 AND 3 ACTIVITIES

7.1 CONNETICS shall pay to BENDER, and BENDER agrees to accept as compensation for BENDER's activities and all deliverables pursuant to Groups 1, 2 and 3:

         7.1.1 GROUP 1. [*] The first installment is due within thirty (30) days after CONNETICS receives BENDER's invoice submitted upon the start of BENDER's time schedule


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                  pursuant to SECTION 2.4.2, with each respective subsequent installment due on the anniversary [*]  months thereafter.

                  (a) If BENDER [*] as provided in SECTION 2.4.3, CONNETICS shall pay BENDER up to an additional [*] as set forth in EXHIBIT C, payable within thirty (30) days of CONNETICS' receipt of BENDER's report and invoice upon completion of the evaluation.

                  (b) If BENDER [*] as provided in SECTION 2.4.3(a), CONNETICS shall pay BENDER an additional [*], payable within thirty (30) days after CONNETICS notifies BENDER that it agrees with BENDER's evaluation.

         7.1.2    GROUP 2. [*] payable in [*]
                  installments, respectively, of [*]. The first installment is due within thirty (30) days after CONNETICS receives BENDER's invoice submitted upon commencement of the [*] pursuant to
                  SECTION 4.1, with each respective subsequent installment due on the anniversary [*] thereafter.

         7.1.3 GROUP 3. [*] payable in [*] equal quarterly installments of [*]. The first installment is due within thirty (30) days after CONNETICS receives BENDER's invoice submitted upon commencement of [*] pursuant to SECTION 5.1, with each respective subsequent installment due on the anniversary [*] thereafter.

         7.1.4 EQUIPMENT. CONNETICS shall reimburse BENDER for the purchase of equipment as specified at page 22 of the PROPOSAL for such equipment investments, estimated at a total of [*] in [*] installments, of which the first [*] shall be [*]. The first installment is due within thirty (30) days after CONNETICS receives BENDER's invoice together with proof of purchase of the equipment submitted upon the start of BENDER's time schedule pursuant to SECTION 2.4.2, with each respective subsequent installment due on the anniversary [*] thereafter. Any difference between the actual and estimated costs of such equipment shall be paid/refunded with the last quarterly installment.

7.2 CURRENCY. CONNETICS' payments pursuant to SECTIONS 7.1 and 8.6 shall be made in Austrian Shillings. Any payment under this Agreement which becomes due can be



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
         made at the option of Connetics in ATS or in such other European currency which the European Union might have established then as a valid means or [SIC] payment in the European Union or some countries of the European Union. If the ATS is replaced by such European currency completely at some time in the future, payments becoming due thereafter shall be made in such European currency at the then-official conversion rate as reported in the Wall Street Journal.

7.3 DELAYS. In case of delays of payment, BENDER has the right to discontinue subsequent activities until such payment has been received.

8.       COMMERCIAL MANUFACTURING - ORDER, SUPPLY AND PAYMENT

8.1 SUPPLY. BENDER shall manufacture and supply CONNETICS' worldwide requirements of COMMERCIAL PRODUCT. BENDER will sell or otherwise provide the COMMERCIAL PRODUCT for sale or use only to CONNETICS and its AFFILIATES, licensees, marketing partners and other designees during the term of this Agreement. Subject to CONNETICS' compliance with SECTIONS 8.2 and 8.4, BENDER is committed and prepared to supply COMMERCIAL PRODUCT to CONNETICS. The PRODUCT will be manufactured, packaged, stored and prepared for shipping in accordance with cGMP, in an FDA-inspected and certified facility, currently envisioned to be BENDER's facility in Vienna, Austria.

8.2      PLANT CAPACITY RESERVATION.

         8.2.1 INITIAL RESERVATION. CONNETICS reserves the respective space and time in each of the fermentation plant, secondary recovery unit, and purification area to product [SIC] [*] of PRODUCT per [*] presently estimated at [*] in the fermentation plant, [*] for secondary recovery [*], and [*] in the purification area. CONNETICS initially reserves such space and time for a period of [*] commencing within six (6) months of completion of CONNETICS' Phase III clinical trial and contingent upon the successful outcome thereof. The reservation of capacity for production of [*] of PRODUCT is based on the Basic Production Assumptions set forth in SECTION 2.3. (Commencement of reservation to be determined - currently estimated approximately [*].)

         8.2.2 EXTENSION OF INITIAL RESERVATION. CONNETICS' initial reservation may be extended by one (1) or more full years, at any time up to the end of the third year of the initial reservation. CONNETICS may make further extensions at any time thereafter, provided that such extension is made with at least four (4) years remaining of CONNETICS' then-existing reservation. The grant of any extension requested after CONNETICS' existing reservation has less than four years remaining shall be at the sole discretion of BENDER.

         8.2.3 LOWERING RESERVED CAPACITY. After the third year of the initial reservation, the reservation of capacity may be decreased below that required for [*] of PRODUCT per [*] proportional to CONNETICS' actual requirements, provided that
                  (a) CONNETICS shall give BENDER one (1) year's notice of such decrease,


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
                  and (b) the reserved capacity shall never fall below [*]. If CONNETICS' actual requirements should fall below [*], CONNETICS shall pay BENDER an amount equal to the costs actually incurred plus fixed costs for the difference between CONNETICS' actual requirements and [*].

         8.2.4 INCREASING RESERVED CAPACITY. CONNETICS' reservation of capacity may be increased above that required for [*] of PRODUCT per [*], provided that CONNETICS shall give BENDER one (1) year's notice of such increase and subject to the availability of space/time therefor upon receipt of such notice by BENDER.

         8.2.5 OPTION TO INCREASE THROUGHPUT. It is foreseen that the throughput per unit time may increase, e.g., [*], during the term of CONNETICS' reservation with the result that CONNETICS may proportionally increase the quantities in its purchase orders without increase in the associated fixed costs or reservation.

         8.2.6 FURTHER SCALE-UP OF PROCESS. If during the term of the Agreement CONNETICS' actual requirements surpass the capacity of the process employed by BENDER (e.g., lots of [*] or [*]), BENDER and CONNETICS commit to good faith negotiations regarding further scale-up of the process, its implementation and regulatory approval.

8.3 FORECASTS. Commencing on March 1, 1999, and on each anniversary thereafter, CONNETICS shall provide BENDER with a 12-month forecast for BENDER's use in budgeting and production planning.

8.4 PURCHASE ORDERS. Written purchase orders will be placed directly by CONNETICS or its designated representatives with BENDER no later than June 30 of each year for the next full calendar year, for up to the amount of the full reserved capacity for that year, including the following details: quantity, requested shipping date, shipping instructions and CONNETICS' order reference number including the price calculated according to the volume ordered.

8.5 INVOICE. BENDER shall provide CONNETICS with a quarterly invoice, which CONNETICS shall pay upon receipt of proof of delivery of COMMERCIAL PRODUCT (together with confirmation that the PRODUCT was shipped or placed in storage), and with the corresponding Certificate of Analysis on a timely basis. CONNETICS shall pay each such invoice:

         8.5.1 if by wire transfer or other electronic payment, within thirty-five (35) days of receipt; and

         8.5.2 if by other than electronic payment, within thirty (30) days of receipt;

         8.5.3 provided, that payment by any means within ten (10) days of receipt shall entitle CONNETICS to a two percent (2%) discount of the full invoice price.


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

8.6      COMMERCIAL PRICE.

         8.6.1 Calculation of Commercial Price. BENDER shall provide RELAXIN BULK and FROZEN RELAXIN BULK to CONNETICS. The commercial price shall be the same for RELAXIN BULK and FROZEN RELAXIN BULK, calculated according to the same formula as follows:

                                     [*]
                      where:

                                     [*]

                      The price of the fixed costs and the variable price per kg of RELAXIN BULK and FROZEN RELAXIN BULK will increase year by year due to the average Austrian trade index forecast of June (AATX) shown in the statistic monthly report of the Oesterreichische Nationalbank, Section 6.2.0 (by way of example, the AATX for 1998 is 1.2%).

                      The mechanism for calculating the commercial price of RELAXIN BULK and FROZEN RELAXIN BULK is shown at the table set forth in EXHIBIT D.

         8.6.2 Cost Savings. As an incentive to work together to reduce COGS, BENDER and CONNETICS shall share equally in any savings of actual manufacturing costs during the term of this Agreement.

8.7 MOST FAVORED CUSTOMER. BENDER's calculation of COGS for PRODUCT under this Agreement shall be no less favorable to CONNETICS than BENDER's calculation of cost of production for services of a similar scope provided to any third party.

8.8 RISK OF LOSS. Deliveries of each order or portion thereof will be F.O.B. delivery to CONNETICS' forwarding agent, shipper or such other recipient as may be specified by CONNETICS and accepted by BENDER, or documented placement in storage facility at BENDER, as applicable.

8.9      INSURANCE, SHIPPING AND TAXES.

         8.9.1 CONNETICS and BENDER shall cooperate in evaluating the most cost effective manner of securing adequate insurance for the PRODUCT during shipment.

         8.9.2 BENDER and CONNETICS shall cooperate in seeking/applying for all available waivers, exclusions, exemptions, rebates and the like with respect to potential taxes on the PRODUCT.

         8.9.3 Dispatch costs, including insurance, will be borne by CONNETICS.

8.10 SHORTFALL. If CONNETICS' purchase orders for a given calendar year fall below CONNETICS' reservation for that year, CONNETICS' sole liability shall be to pay



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

         BENDER in the amount of BENDER's fixed costs (as set forth in EXHIBIT
         D) for any such shortfall.

8.11 STORAGE OF FROZEN BULK. BENDER shall store FROZEN RELAXIN BULK on terms to be negotiated when, and if, CONNETICS requests such storage, and depending on BENDER's capacity at the time.

9.       QUALITY ASSURANCE - TESTING, ACCEPTANCE / REJECTION OF COMMERCIAL
         PRODUCT

9.1      AUDITS

         9.1.1 CONNETICS may, prior to the commencement of BENDER's time schedule as provided in SECTION 2.4.2, conduct an initial, in depth GMP audit of BENDER's manufacturing operations, storage facilities and any BENDER QC laboratory at which COMMERCIAL PRODUCT testing is to be performed, including BENDER's relevant records (or the corresponding facilities and records of any of BENDER's sub-contractors), and may terminate this Agreement with no legal or financial liability if, as a result of the audit, deficiencies are uncovered which, after good faith discussion by the STEERING COMMITTEE, in the view of CONNETICS cannot be adequately or appropriately resolved.

         9.1.2 CONNETICS may conduct periodic, typically annual, re-audits of BENDER's manufacturing operations, storage facilities and QC laboratories and records. If, as a result of the audit, deficiencies are uncovered which, after good faith discussion by the STEERING COMMITTEE, in the view of CONNETICS cannot be adequately or appropriately resolved, CONNETICS may terminate this Agreement pursuant to SECTION 13.3.

         9.1.3 In addition to the annual re-audits provided for under SECTION 9.1.2, responsive to any specific concern CONNETICS may conduct additional audits whenever in good faith deemed necessary; CONNETICS shall give BENDER such notice as is reasonably possible under the circumstances giving rise to such concern.

9.2 CONNETICS REPRESENTATIVE AT BENDER. Upon reasonable notice to BENDER, CONNETICS may, at CONNETICS' expense, place a company representative on-site at BENDER's manufacturing facility during the manufacture of the PRODUCT hereunder. Subject to the following sentence, such representative shall have full, unfettered access to all operations, documents, and records (excluding any cost calculations) that pertain to the manufacture of the PRODUCT. CONNETICS' REPRESENTATIVE at BENDER shall accept BENDER's procedures regulating external customer relationships (including GMP training, hygiene training, health examination, guarantee of confidentiality, and controlled access to documents) and will obtain BENDER's agreement prior to any active participation in the process or analytical testing.

9.3      DOCUMENTATION AND RECORDS.

         9.3.1 CONNETICS' review and approval of documents is required prior to the first commencement of any cGMP manufacturing operation hereunder, including but not limited to the following:

                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]

         9.3.2 CONNETICS' review and approval of the BENDER's facilities and controls (including any new construction and equipment) and the sources of raw materials is required prior to the first commencement of any cGMP manufacturing operation hereunder.

         9.3.3 BENDER shall notify CONNETICS in advance of any proposed changes to any of the documents, facilities, controls and sources listed in SECTION 9.3.1 and 9.3.2, and shall be included in the review cycle, and CONNETICS' written approval shall be required for any such proposed changes. In addition to requiring CONNETICS' written approval, any proposed changes requiring FDA pre-approval shall not be implemented without providing CONNETICS copies of the documentation of such pre-approval.

         9.3.4 BENDER shall provide CONNETICS with official copies of all of the approved documents listed in this SECTION 9.3.

         9.3.5 BENDER shall provide CONNETICS with necessary records in connection with the production process, including but not limited to the following:

                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]
                                     [*]

9.4 QC TESTING. CONNETICS reserves the right to have COMMERCIAL PRODUCTS tested by CONNETICS or by one or more qualified third party testing facilities (the cost of implementation and cross-validation at CONNETICS or a CONNETICS' third party testing facility shall be borne by CONNETICS). In that regard, it is envisioned that BENDER shall be required to provide:


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

                                     [*]
                                     [*]
                                     [*]

9.5      REGULATORY INSPECTIONS.

         9.5.1 BENDER shall promptly notify CONNETICS in advance of any pre-approval inspection of BENDER's facilities related to the approval of PRODUCT, and permit CONNETICS to have a representative present at such inspection.

         9.5.2 BENDER shall promptly notify CONNETICS of any planned REGULATORY AGENCY inspection of BENDER's facilities related to the PRODUCT prior to the expected date of the inspection, and permit CONNETICS to have a representative present at such inspection.

         9.5.3 BENDER shall notify CONNETICS of any unplanned REGULATORY AGENCY inspection of BENDER's facilities related to the PRODUCT immediately upon notice or if BENDER has received no notice immediately upon commencement thereof, and permit CONNETICS to have a representative present at such inspection.

         9.5.4 BENDER warrants that it is not the subject of any regulatory action arising from a REGULATORY AGENCY inspection of BENDER's facilities for any purpose. If BENDER becomes the subject of any regulatory action arising from a REGULATORY AGENCY inspection of BENDER's facilities for any purpose, BENDER shall promptly notify CONNETICS of such action, the extent to which it affects the PRODUCT, and of BENDER's plans to rectify the matters underlying such action. BENDER shall bear the full financial and operational responsibility for rectifying the matters underlying such action.

9.6 Prior to each shipment of the COMMERCIAL PRODUCT (or, alternatively, upon documented proof of delivery of the PRODUCT to storage), BENDER shall provide to CONNETICS a Certificate of Analysis attesting to the quality of each batch contained within the shipment, including review and approval by the appropriate quality control unit of all batch production and control records. BENDER shall also provide to CONNETICS a file sample from each lot of COMMERCIAL PRODUCT to be shipped (in a quantity sufficient for complete bulk release testing, if necessary) to be retained by CONNETICS. BENDER shall maintain all necessary records and samples, and provide CONNETICS with such documentation as may be required for compliance with FDA and other applicable regulations.

9.7 BENDER warrants that the COMMERCIAL PRODUCT will be prepared and tested in accordance with cGMP and shall meet the SPECIFICATIONS.



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[*]                                                                      Page 21

 9.8 After completion of final PRODUCT manufacture, CONNETICS will submit the biologic product (filled and finished vials of RELAXIN) to at least two (2) test methods (selected from the SPECIFICATIONS) for confirmation of consistency with SPECIFICATIONS. At its option, CONNETICS may perform the confirmatory testing itself or through an independent testing laboratory. If any failure to conform with SPECIFICATIONS can be traced to the respective COMMERCIAL PRODUCT:

         9.8.1 BENDER shall be promptly notified of CONNETICS' rejection together with the detailed reasons therefor.

         9.8.2 BENDER and CONNETICS shall discuss any rejection and endeavor to agree upon a satisfactory and timely resolution of the matter. If unable to agree upon a resolution, any dispute as to acceptability or conformance with SPECIFICATIONS shall be resolved as provided in SECTION 9.8.3 below.

         9.8.3 Any dispute over acceptability or conformance with SPECIFICATIONS shall be decided finally by a qualified independent laboratory (the selection of which shall be approved by the EXPERT TEAM), which will repeat the disputed tests following the methods referenced in the SPECIFICATIONS. If the independent laboratory determines that the COMMERCIAL PRODUCT did not meet the SPECIFICATIONS, all costs incurred in connection with the investigation by such independent laboratory and the cost of replacement of COMMERCIAL PRODUCT (including fill and finishing) will be borne by BENDER. If the independent laboratory determines that the COMMERCIAL PRODUCT did meet the SPECIFICATIONS, and is otherwise free of fault by BENDER, then the costs incurred with the investigation by such independent laboratory and the cost of any replacement of COMMERCIAL PRODUCT will be borne by CONNETICS.

         9.8.4 As necessary, replacement lots shall be provided as soon as possible using BENDER's BEST EFFORTS to expedite completion.

10.      WARRANTY AND INDEMNIFICATION

10.1 WARRANTIES. BENDER warrants to CONNETICS that, when delivered, (a) the COMMERCIAL PRODUCT will conform in all respects to the SPECIFICATIONS, as then in effect, and (b) the PRODUCT will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act.

10.2 INDEMNIFICATION BY BENDER. BENDER shall indemnify, defend and hold harmless CONNETICS from and against all third party costs, claims, suits, expenses (including reasonable attorney's fees) and damages (excluding consequential damages) arising out of or resulting from any willful or negligent act or omission by BENDER relating to the subject matter of this Agreement or any defect in the manufacture or failure to deliver PRODUCT in accordance with BENDER's warranties (except to the extent such cost, claim, suit, expense or damage arose or resulted from any negligent act or omission by CONNETICS), provided that CONNETICS gives reasonable notice to BENDER of any such claims or action, tenders the defense of such claim or action to BENDER and assists BENDER at BENDER's expense in defending such claim or action and does not compromise or settle such claim or action without BENDER's prior written consent.

10.3 INDEMNIFICATION BY CONNETICS. CONNETICS shall indemnify, defend and hold harmless BENDER from and against all third party costs, claims, suits, expenses (including reasonable attorney's fees) and damages (excluding consequential damages) arising out of or resulting from any willful or negligent act or omission by CONNETICS relating to the subject matter of this Agreement or the use by or administration to any person of a PRODUCT that arises out of this Agreement (except to the extent such cost, claim, suit, expense or damage arose or resulted from any negligent act or omission by BENDER or any defect in the manufacture of PRODUCT by BENDER), provided that BENDER gives reasonable notice to CONNETICS of any such claims or action, tenders the defense of such claim or action to CONNETICS and assists CONNETICS at CONNETICS' expense in defending such claim or action and does not compromise or settle such claim or action without CONNETICS' prior written consent.

11.      BACK-UP SUPPLIER; LICENSES

11.1 ALTERNATE SUPPLIER. In order that CONNETICS is not dependent on a single supplier of PRODUCT and recognizing that regulatory requirements dictate that all PRODUCT utilized by CONNETICS should be manufactured by the same process, BENDER agrees pursuant to SECTION 11.2 that CONNETICS may itself use, or have another supplier use, the processes including any BENDER IMPROVEMENTS, to produce annually two (2) 500 gram lots of PRODUCT. In addition to the foregoing, in the event BENDER fails for any reason, including without limitation, a force majeure event described in SECTION 14.5, to deliver COMMERCIAL PRODUCT in the full amounts set forth in CONNETICS' purchase orders for a continuous period of 120 days, then CONNETICS shall have the right to make or have made all of its requirements of COMMERCIAL PRODUCT for the duration of BENDER's inability to supply.

11.2 CONNETICS agrees to provide the first opportunity to qualify as a second source for Product to a BENDER AFFILIATE in North America or Europe, at costs, if any, to be negotiated in good faith. If no such Affiliate is qualified, BENDER shall assist CONNETICS in transferring the process to an alternate supplier for PRODUCT by providing reasonable technical assistance and documentation as necessary. BENDER's obligations under this SECTION 11.2 shall be subject to the availability of BENDER personnel and time, provided that BENDER shall not unreasonably withhold such assistance. In no event shall BENDER be responsible for costs relating to (a) process transfer and implementation at the backup supplier, (b) transfer of any process improvements, (c) implementation of analytical methods or qualification of the analytical laboratories of the backup supplier, or (d) any costs for compliance testing and verifying PRODUCT identity between BENDER and the backup supplier.

11.3 Unless CONNETICS selects a Bender AFFILIATE to qualify as CONNETICS' second source, CONNETICS shall reimburse BENDER'S out-of-pocket expenses in providing technical assistance pursuant to SECTION 11.2.

12.      INTELLECTUAL PROPERTY

12.1     CONFIDENTIALITY.

         12.1.1 In order to facilitate this Agreement it will be necessary for the parties to exchange certain proprietary information, each recipient of which agrees to retain such information in strict confidence and not to disclose or transfer Information to any party (except to an AFFILIATE of BENDER under similar conditions of confidentiality) or make any use of information except as authorized by the terms of this Agreement or otherwise in writing by the discloser.

         12.1.2 The parties hereby acknowledge that the information can constitute "inside information" for securities purposes and each recipient agrees not to make any unauthorized disclosure, trading or other such use of information received hereunder.

         12.1.3 These obligations of confidentiality and non-use shall not apply to information:

                  o that was previously known to the recipient as evidenced by recipient's written records, or
                  o that is lawfully obtained by recipient from a source independent of the discloser, or
                  o that is now or becomes public knowledge other than by breach of this Agreement or
                  o that is properly required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by receiver, provided that receiver shall provide discloser with reasonable advance notice of any such required disclosure and cooperate with discloser in minimizing the extent of any such disclosure and in seeking such protective order(s) or the like as may be available to protect the confidentiality of the Information.

         12.1.4 These obligations of confidentiality and non-use shall survive the expiration or termination of this Agreement.

12.2     MATERIALS.

         12.2.1 BENDER agrees:

                  o not to use the MATERIALS for any purposes other than in conducting the Group 1, 2 and 3, and commercial manufacture and supply activities pursuant to this Agreement;
                  o      not to transfer the MATERIALS to any third party; and
                  o that the MATERIALS will not be used on any human subjects.

         12.2.2 BENDER represents that it is regularly engaged in manufacturing biopharmaceutical active agents, and will assure that the MATERIALS will be used and/or disposed in compliance with all applicable federal, state and/or local laws and regulations.

12.3 INVENTIONS. Recognizing that CONNETICS will disclose the CONNETICS' KNOWHOW to BENDER, that CONNETICS holds the CONNETICS' PATENTS, and that it will compensate BENDER for conducting the process scale-up Group 1, 2 and 3, and commercial manufacture and supply activities, which may give rise to BENDER IMPROVEMENTS:

         12.3.1 BENDER agrees to and does hereby sell, assign, transfer and set over to CONNETICS, its successors or assigns, as the case may be, all of BENDER's right, title and interest in and to the BENDER IMPROVEMENTS, to be held and enjoyed by CONNETICS, its successors or assigns, as the case may be, as fully as the BENDER IMPROVEMENTS would have been held by BENDER had this Agreement, sale or assignment not been made, including for any patent that may be granted within the BENDER IMPROVEMENTS for the full term thereof. CONNETICS agrees to pay BENDER a license fee to be negotiated for the right to use BENDER IMPROVEMENTS pursuant to this SECTION 12.3.1 in connection with products unrelated to the PRODUCT.

         12.3.2 Any writings prepared by BENDER pursuant to this Agreement are prepared as works for hire for the benefit of CONNETICS, for which BENDER hereby assigns to CONNETICS any copyright to which BENDER is entitled.

         12.3.3 BENDER shall promptly disclose to CONNETICS any such intellectual property, and shall make, execute and deliver any and all instruments and documents and perform any and all acts, necessary to obtain, maintain and enforce patents, trademarks and copyrights for such intellectual property as CONNETICS may desire in any and all countries. All costs and expenses of application and prosecution of such patents, trademarks and copyrights shall be paid by CONNETICS.

         12.3.4 Upon the written request of CONNETICS, BENDER shall make any assignment provided for in this SECTION 12.3 directly to, or for the benefit of, a CONNETICS AFFILIATE or CONNETICS' designee, including BENDER's performance of any related obligations hereunder.

12.4 PUBLICATIONS. BENDER may publish under BENDER's (and CONNETICS') scientists' names as appropriate, scientific papers relating to the work done in the course of the this [sic] Agreement, but only with the prior written approval of CONNETICS, which approval (a) shall be in CONNETICS's sole discretion with respect to material directly relating to the PRODUCT, and (b) shall not otherwise be unreasonably withheld by CONNETICS.

12.5 LICENSE TO BENDER. CONNETICS hereby grants to BENDER a non-exclusive, non-transferable license to use CONNETICS' KNOWHOW and CONNETICS' PATENTS solely for the purpose of manufacturing PRODUCT for CONNETICS as provided in this Agreement. The license granted under this SECTION
         12.5 shall automatically terminate upon the expiration or termination of this Agreement.

12.6 THIRD PARTY CLAIMS. With respect to any third party claims for infringement of intellectual property:

         12.6.1 CONNETICS shall indemnify and hold harmless BENDER to the extent the claim alleges infringement based on the structure of RELAXIN, the fact that BENDER is manufacturing RELAXIN, and the work performed by BENDER for CONNETICS pursuant to this Agreement, and

         12.6.2 BENDER shall indemnify and hold harmless CONNETICS to the extent the claim alleges infringement based on the specific process and methods of fermentation, purification or otherwise manufacture when utilized by BENDER, to the extent that such claim is based on BENDER IMPROVEMENTS.

13.      TERM AND TERMINATION

         13.1 This Agreement is effective as of the date first written above (the "Effective Date") and shall remain in force for the longer of ten (10) years from the Effective Date, or eight (8) years from the COMMENCEMENT OF COMMERCIAL MARKETING. Thereafter, this Agreement may be renewed for successive periods of three (3) or more calendar year(s) each, any such agreement to renew to be confirmed in writing by the parties.

         13.2     EARLY TERMINATION

                  13.2.1 CONNETICS may terminate this Agreement on thirty (30) days written notice pursuant to SECTION 14.3, at any time prior to the start of the Group 2 or Group 3 activities, but shall remain liable for the payment of any fees or expenses for services or equipment already performed, already expended or otherwise not cancelable. Unless such termination is predicated on data failing to show efficacy in the primary endpoint [*] and/or a therapeutic ratio (vs any side-effects) that is acceptable under reasonable standards then-prevailing in the biotechnology industry, however, CONNETICS shall also be liable for the payment of BENDER's fixed costs (as set forth in SECTION 8.6 and EXHIBIT D) for reserving capacity in the fermentation and purification plant for Group 2 [*] or Group 3 [*], except to the extent that such reserved capacity is otherwise filled by BENDER.

                  13.2.2 CONNETICS may terminate this Agreement on thirty (30) days written notice pursuant to SECTION 14.3, at any time after completion of the Group 3 activities, prior to the start of the commercial manufacturing, but shall remain liable for the payment of any fees or expenses for services or equipment already performed, already expended or otherwise not cancelable. Unless such termination is predicated on data failing to show efficacy in the primary endpoint [*] and/or a therapeutic ratio (vs. any side-effects) that is acceptable under reasonable standards then-prevailing in the biotechnology industry, however, CONNETICS shall also be liable for the payment of BENDER's



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           fixed costs (as set forth in SECTION 8.6 and EXHIBIT
                           D) for reserving capacity in the fermentation and purification plant for up to one (1) year of commercial manufacturing.

                  13.2.3   CANCELLATION.

                           (a) If, during the term of this Agreement, the PRODUCT is withdrawn or not approved for commercial use by virtue of a government order or authority, CONNETICS may terminate this Agreement on thirty (30) days written notice pursuant to SECTION 14.3, provided that CONNETICS shall be liable for the payment of BENDER's fixed costs (as set forth in SECTION
                                 8.6 and EXHIBIT D) for reserved capacity in the fermentation and purification plant for one (1) year following such notice, except to the extent that such reserved capacity is otherwise filled by BENDER.

                           (b) If, during the term of this Agreement, FDA approval for the PRODUCT is delayed beyond reasonable expectations, CONNETICS and BENDER shall negotiate in good faith with respect to the costs related to continue this Agreement in force.

                           (c) If, during the term of this Agreement, the PRODUCT is withdrawn for any other reason, CONNETICS may, at any time after the first two
                                 (2) years of commercial production, terminate this Agreement on thirty (30) days written notice pursuant to SECTION 14.3, provided that CONNETICS shall be liable for the payment of BENDER's fixed costs (as set forth in SECTION
                                 8.6 and EXHIBIT D) for reserved capacity in the fermentation and purification plant for two (2) years following such notice, except to the extent that such reserved capacity is otherwise filled by BENDER.

         13.3 If either party hereto breaches any of the material terms of this Agreement, and fails to remedy such breach within two (2) months after written notice thereof from the other party pursuant to SECTION 14.3, the other party may at its option terminate this Agreement immediately upon written notice pursuant to SECTION 14.3 to the breaching party, upon which event all rights of the breaching party shall terminate upon the effective date of termination specified in such notice.

         13.4 Either party may terminate this Agreement by notice to the other in the event that such other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of creditors, or there shall have been appointed a trusted [sic] or receiver for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against such other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other similar relief, and any such event shall have continued for more than 60 days undismissed, unbonded and undischarged.

         13.5 Termination of this Agreement shall not release either party from any liability or obligation which has accrued prior to such termination and which remains to be performed under the terms of this Agreement, nor release either party from any obligation that is intended to survive termination of this Agreement.

14.      GENERAL TERMS AND CONDITIONS

14.1 ASSIGNMENT. Save as otherwise agreed this Agreement may not be assigned by either of the parties except to any successor by merger or sale of substantially all of its assets to which this Agreement relates, but
         (a) CONNETICS shall be entitled to assign or delegate performance of this Agreement to any company which is an AFFILIATE of CONNETICS provided that such successor or AFFILIATE first agrees to be bound by the terms of the Agreement as if named as a party thereto, and (b) BENDER shall be entitled to assign or delegate performance of this Agreement to any company which is an AFFILIATE of BENDER provided that CONNETICS gives its prior written consent and such successor or AFFILIATE first agrees to be bound by the terms of the Agreement as if named as a party thereto.

14.2 INDEPENDENT PARTIES/ANNOUNCEMENTS/PUBLICITY. Notwithstanding anything herein to the contrary, the parties' status with each other shall be, at all times during the term of this Agreement, that of independent contractors. Nothing in this Agreement shall be construed to give either party the power or authority to act or make representations for, or on behalf of, or to bind or commit the other. Accordingly, the parties shall endeavor to provide each other courtesy copies in advance of any public statements, whether verbal or written, including, but not limited to shareholder reports, prospectuses, communications with stock market analysts, press releases or other communications with the media.

14.3 NOTICES. Any notice required or permitted by the terms of this Agreement shall be given by registered mail, prepaid and properly addressed, or delivered by hand including overnight courier to BENDER or CONNETICS at the respective addresses first given above or at such other address as either party hereto may designate by notice pursuant hereto. Any such notice shall be deemed to have been given when received. All notices to CONNETICS shall be sent to the attention of its President, with a copy to Vice President, Legal Affairs. All notices to BENDER shall be sent to the attention of its President.

14.4 DISPUTE RESOLUTION / APPLICABLE LAW. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach or termination thereof shall be dealt with in the following manner:

         14.4.1 The dispute, controversy or claim shall first be referred for discussion at a meeting of the parties held pursuant to
                  SECTION 2.6, or a special meeting if necessary, or at the parties option to the President of each of BENDER and CONNETICS for resolution at a place to be agreed between such chief executive officers and, failing agreement, in New York, New York.

         14.4.2 If the dispute, controversy or claim is not settled or agreed at such meeting or between such chief executive officers within a period of thirty (30) days, then it shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any arbitration pursuant to this section, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, one being appointed by each party and the third being appointed by mutual agreement of the two arbitrators appointed by the parties. The place of arbitration shall be New York, New York.

         14.4.3 This Agreement shall be interpreted and enforced in accordance with, and any arbitrators shall apply, the law of the State of New York (regardless of that jurisdiction's or any other jurisdiction's choice of law principles), and the parties stipulate for the purpose of any legal proceeding to jurisdiction and venue in the state and federal courts located within the State of New York.

14.5 FORCE MAJEURE. Neither party shall be liable for failure to perform any duty or obligation that party may have under this Agreement where such failure has been occasioned by any Force Majeure which shall mean and include government regulation, fire, strike, inevitable accident, national emergency, or any other cause outside the reasonable control of the party having the duty so to perform. Such failure to perform shall only be excusable under the provisions of this Section for so long as, and to the extent that, the same is rendered impossible by Force Majeure. The party claiming that Force Majeure has occurred shall send to the other party within five working days of the first occurrence of Force Majeure full particulars thereof including its date of first occurrence and of the cause or event giving rise to it. Notwithstanding the relief granted to any party by this Section, the relevant party shall nevertheless use its reasonable endeavors in any situation where it has invoked this Section to perform its relevant obligations as soon as possible after Force Majeure has ceased.

14.6     DILIGENCE.

         14.6.1   Time is of the essence in this Agreement.

         14.6.2 BENDER shall use its BEST EFFORTS to accomplish the Group 1, 2 and 3 activities and in the manufacture of PRODUCT for CONNETICS pursuant to this Agreement.

14.7 SURVIVAL. The definitions of SECTION 1 and the covenants and agreements set forth in SECTIONS 6.1, 7.2, 8.8, 9.7, 9.8, 10, 12 and 14 shall survive any termination or expiration of this Agreement and remain in full force and effect regardless of the cause of termination.

14.8 NONWAIVER OF RIGHTS. No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

14.9 HEADINGS. Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

14.10 VALIDITY OF PROVISIONS AND SEVERABILITY. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken; the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and the remainder of this Agreement will remain in full force and effect.

14.11 ENTIRE AGREEMENT. This Agreement, together with all of its exhibits, sets forth the entire agreement of the parties with respect to the subject matter hereof; in the event of any inconsistency among them, this Agreement shall govern. This Agreement may not be modified except by a writing signed by the parties.


IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.


CONNETICS CORPORATION                         BENDER + CO GES.M.B.H.



By /s/ T. Wiggins                             By /s/ I. Aringer
   ---------------------------------             -------------------------------
     Thomas G. Wiggans                              Mag. Irmfried Aringer
     Chief Executive Officer                     Direktor Produktion und Technik


Date November 20, 1998                        Date December 23, 1998
     -------------------------------               -----------------------------


By /s/ Ernst H. Rinderknecht                  By /s/ R. Werner
   ---------------------------------             -------------------------------
     Ernst H. Rinderknecht, Ph.D.                Prof. Dr. Rolf G. Werner
     Vice President,                             Director of Biopharmaceutical
     Process Science and Manufacturing           Manufacture
                                                 Boehringer Ingelheim Pharma KG


Date November 20, 1998                        Date 12.1.1999
     -------------------------------               -----------------------------

                                    EXHIBIT A


                        CONNETICS' Request for Proposal,
                             dated February 6, 1997





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  been requested with respect to the omitted portions.

                                    EXHIBIT B


     BENDER's Final Proposal in response to CONNETICS' Request for Proposal, dated February 16, 1998







                                      [***]





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  separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C




Fax Letter from Bender Wien (Dr. Henninger) to Connetics (Dr. Rinderknecht) dated April 16, 1998.








                                      [***]





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D



--------------------------------------------------------------------------------
YEAR       PRICE OF FIXED COSTS ("PFC")        VARIABLE PRICE ("VP") PER kg
               FOR [*] RESERVATION                   RELAXIN BULK
--------------------------------------------------------------------------------
1999     ATS [*]                               ATS [*]
--------------------------------------------------------------------------------
2000     [*]                                   [*]
--------------------------------------------------------------------------------
2001     [*]                                   [*]
--------------------------------------------------------------------------------



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.